UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2006

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 8, 2006, Aon Holdings b.v., a subsidiary of Aon Corporation (the “Company”), entered into a letter agreement (the “Agreement”) with Dirk P.M. Verbeek, Chairman and Chief Executive Officer of Aon Risk Services International.  The Agreement sets forth the terms of Mr. Verbeek’s supplemental pension benefit based upon his decision to delay early retirement.

The Agreement provides that Mr. Verbeek may be eligible for a supplemental pension benefit from Aon Holdings b.v. if he elects to retire on or after attainment of age 56½ but prior to age 62.  The annual amount of the supplemental pension benefit would be that portion of Mr Verbeek’s salary currently paid for services performed in the Netherlands (the “Base Salary,” which is currently € 463,867/U.S. $553,576 as of the date of this Report).  The Agreement further provides that Mr. Verbeek’s spouse will be entitled to receive this supplemental pension benefit in the event Mr. Verbeek dies prior to attaining age 62.  In addition, Mr. Verbeek may be eligible to receive a supplemental pension benefit of 30% of the Base Salary from Aon Holdings b.v. if he elects to retire on or after the attainment of age 62 but prior to age 65.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ D. Cameron Findlay
D. Cameron Findlay
Executive Vice President and General Counsel

Date: February 14, 2006